Exhibit 3.3

CORPORATE ACCESS NUMBER: 2011582323 Government of Alberta • BUSINESS CORPORATIONS ACT CERTIFICATE OF AMENDMENT EPSILON ENERGY LTD. AMENDED ITS ARTICLES ON 2018/12/19.

At _ Government Articles of Amendment; Business Corporations Act Section 6 This information is collected in accordance with the Business Corporations Act. It is required to update an Alberta corporation's articles for the purpose of issuing a certificate of amendment. Collection is authorized under s. 33(a) of the Freedom of Information and Protection of Privacy Act. Questions about the collection can be directed to Service Alberta Contact Centre staff at cr@gov.ab.ca or 780-427-7013 (toll-free 310-0000 within Alberta). 1 Name 1 1 3. The Articles of the above named corporation are amended as follows: 4. Authorized Representative/Authorized Signing Authority for the Corporation Last Name, First Nam-e-,-7M:;7idd le--;N;-;-a-m-e-----Relationship to Corporation COM Telephone Number Email Address XJ Signature ELECTRONICALLY FILED DEC 19 2018 REG3054 (2016/01) CAN : 28948605 1 AT CORPORATE REGISTRY 1. Pursuant to Section 173(1)(f) of the Business Corporations Act (Alberta) (the "Act"), the Articles of the Corporation are hereby amended to change the number of issued and outstanding Common shares of the Corporation into a different number of shares of the same Class on the basis of one (1) Common share for every two (2) Common share currently issued.

Section 173(1)(f) Schedule All issued and outstanding Common shares in the capital of the Corporation are share for every hereby consolidated on the basis of one two (2) Common shares currently issued. (1) Common

Name/Structure Change Alberta Corporation - Registration Statement Alberta Amendment Date: 2018/12/19 Service Request Number: 30184650 Corporate Access Number: 2011582323 Legal Entity Name: French Equivalent Name: Legal Entity Status: EPSILON ENERGY LTD. Active Alberta Corporation Type: New Legal Entity Name: New French Equivalent Name: Nuans Number: Nuans Date: French Nuans Number: French Nuans Date: Named Alberta Corporation EPSILON ENERGY LTD. 82886060 2005/03/14 Share Structure: Share Transfers Restrictions: Number of Directors: Min Number Of Directors: Max Number Of Directors: Business Restricted To: Business Restricted From: Other Provisions: BCA Section/Subsection: SEE ATTACHED "SHARE STRUCTURE" SCHEDULE NO RESTRICTIONS 3 15 NO RESTRICTIONS NO RESTRICTIONS SEE ATTACHED "OTHER RULES OR PROVISIONS" SCHEDULE Professional Endorsement Provided: Future Dating Required: Annual Return 112018/041121 112017/05/051 112016/04/061 Attachment I Attachment Type II Microfilm Bar Code ii Date Recorded! !share Structure II ELECTRONIC 112005/03/14I !Restrictions on Share Transfers ii ELECTRONIC 112005/03/14I !File Yea IDate Filed I 12018 12017 12016

Registration Authorized By: CATHERINE KAY SOLICITOR Other Rules or Provisions ELECTRONIC 2005/03/14 Letter-Spelling Error 1110000804100384915 2005/03/16 other Rules or Provisions ELECTRONIC 2006/07/24 !consolidation, Split, Exchange ELECTRONIC 112018/12/19